Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000 umb.com

UMB Financial Corporation Reports First Quarter 2016 Earnings of $36.2 million,

or $0.74 per Diluted Share

KANSAS CITY, Mo. (April 26, 2016) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the first quarter 2016 of $36.2 million or $0.74 per diluted share, compared to $29.6 million or $0.60 per diluted share in the fourth quarter 2015 (linked quarter) and $33.8 million or $0.74 per diluted share during the first quarter 2015.

On a non-GAAP operating basis, which is reconciled to comparable GAAP financial measures later in this release, net operating income for the first quarter 2016 was $38.6 million or $0.79 per diluted share, compared to $34.2 million or $0.70 per diluted share on a linked quarter basis and $33.0 million or $0.73 per diluted share for the first quarter 2015.

Summary of financial results	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1 2016	Q4 2015	Q1 2015
GAAP
Net income	$36,245	$29,643	$33,765
Earnings per share (diluted)	0.74	0.60	0.74
Return on average assets	0.75%	0.63%	0.81%
Return on average equity	7.51	6.15	8.18
Efficiency ratio	74.54	77.21	75.68
Non-GAAP
Net operating income	$38,571	$34,234	$33,032
Operating earnings per share (diluted)	0.79	0.70	0.73
Operating return on average assets	0.80%	0.72%	0.80%
Operating return on average equity	7.99	7.10	8.00
Operating efficiency ratio	73.01	74.11	76.21

“UMB began the year by posting another quarter of double-digit year-over-year loan growth and making good progress against our expense initiatives implemented in 2015,” said Mariner Kemper, chairman and chief executive officer. “Total loan balances increased 29.4 percent from March 31, 2015 to March 31, 2016. Loans produced by legacy UMB lenders increased 16.0 percent during that period, once again outpacing industry averages. In addition, we recognized savings of $4.9 million in the first quarter related to our efficiency initiative. I am pleased with the results we’ve posted and look forward to our continued growth.”

Summary of revenue			UMB Financial Corporation
(unaudited, dollars in thousands)
				Dollar Change
	Q1 2016	Q4 2015	Q1 2015	Q116 vs. Q415	Q116 vs. Q115
Net interest income	$117,892	$114,454	$90,358	$3,438	$27,534
Noninterest income:
Trust and securities processing	$59,485	$62,194	$67,299	(2,709)	(7,814)
Trading and investment banking	4,630	5,559	6,122	(929)	(1,492)
Service charges on deposit accounts	21,461	21,631	21,541	(170)	(80)
Insurance fees and commissions	1,497	894	570	603	927
Brokerage fees	4,185	3,005	2,854	1,180	1,331
Bankcard fees	18,016	17,369	16,183	647	1,833
Gains on sales of securities available for sale, net	2,933	1,998	7,336	935	(4,403)
Equity losses on alternative investments	(381)	(5,189)	(842)	4,808	461
Other	4,524	5,138	4,144	(614)	380

Total noninterest income	$116,350	$112,599	$125,207	$3,751	$(8,857)

Total Revenue	$234,242	$227,053	$215,565	$7,189	$18,677

Net interest margin	2.79%	2.76%	2.46%
Total noninterest income as a percentage of total revenue	49.7	49.6	58.1

Net interest income

•	The improved net interest income in the first quarter 2016, compared to the same quarter in 2015, was driven by an increase in average loans of $2.1 billion and higher average loan yields, which increased 32 basis points to 3.81 percent.

•	For the first quarter 2016, average earning assets stood at $18.0 billion, an increase of 3.6 percent over the linked quarter and 14.2 percent over the first quarter 2015. The acquisition of Marquette Financial Companies (Marquette) added earning assets with an acquired value of $1.2 billion on May 31, 2015.

•	Net interest margin for the first quarter 2016, which increased 33 basis points on a year-over-year basis, was driven by the addition of Marquette’s higher-yielding loans in addition to changes in the company’s earning asset mix.

Noninterest income

•	The improvement in noninterest income over the linked quarter was driven by a change in equity losses on alternative investments of $4.8 million. This increase was partially offset by a decrease in trust and securities processing income due primarily to a $2.5 million, or 22.3 percent decrease in advisory fee income from the Scout Funds.

•	Noninterest income decreased in the first quarter 2016, compared to the first quarter 2015, primarily due to a decrease in trust and securities processing income driven by a $7.6 million, or 47.1 percent, decrease in advisory fee income from the Scout Funds.

Noninterest expense			UMB Financial Corporation
(unaudited, dollars in thousands)
				Dollar Change
	Q1 2016	Q4 2015	Q1 2015	Q116 vs. Q415	Q116 vs. Q115
Salaries and employee benefits	$107,150	$103,617	$98,537	$3,533	$8,613
Occupancy, net	10,972	11,791	10,010	(819)	962
Equipment	16,282	16,723	14,172	(441)	2,110
Supplies and services	4,949	4,280	4,325	669	624
Marketing and business development	4,441	6,816	4,618	(2,375)	(177)
Processing fees	11,462	13,096	12,783	(1,634)	(1,321)
Legal and consulting	4,799	7,447	4,378	(2,648)	421
Bankcard	5,815	5,301	4,768	514	1,047
Amortization of other intangible assets	3,226	3,283	2,755	(57)	471
Regulatory fees	3,429	3,320	2,756	109	673
Other	8,219	6,406	5,311	1,813	2,908

Total noninterest expense	$180,744	$182,080	$164,413	$(1,336)	$16,331

Noninterest expense

•	On a linked quarter basis, the decrease in noninterest expense was primarily due to decreases in marketing and business development and legal and consulting. These decreases were offset, in part, by an increase in employee benefits expense.

•	The increase in noninterest expense compared to the first quarter 2015 was primarily driven by:

•	increased salaries and employee benefits, which included $8.3 million in Marquette salaries and benefits, $0.8 million in Marquette-related severance and $0.5 million of non-Marquette related severance for the first quarter 2016;

•	higher equipment expense, which increased 14.9 percent year-over-year for computer and hardware costs related to investments for regulatory requirements, cyber security and the ongoing modernization of our core systems; and

•	an increase in other noninterest expense, driven by $2.3 million in positive fair value adjustments on contingent consideration liabilities in the first quarter 2015 compared to a $0.1 million charge in the first quarter 2016.

•	Acquisition expenses recognized during the first quarter 2016 totaled $3.0 million, comprised of $1.0 million of human resource costs, $1.1 million of technology integration, and $0.9 million of professional fees and other integration costs. For comparison, acquisition expenses were $3.4 million for the fourth quarter 2015 and $0.8 million for the first quarter 2015.

•	On a non-GAAP basis, operating noninterest expense, which excludes the impact of acquisition expenses and other items as reconciled later in this release, was $177.1 million for the first quarter 2016, an increase of $2.2 million, or 1.3 percent, compared to the linked quarter, and $11.6 million, or 7.0 percent, compared to the first quarter 2015. The year-over-year increase is primarily due to $9.1 million in Marquette salaries and benefits present in the first quarter 2016.

Balance Sheet Summary of loans and leases			UMB Financial Corporation
(unaudited, dollars in thousands)
				Dollar Change
	March 31, 2016	December 31, 2015	March 31, 2015	Q116 vs. Q415	Q116 vs. Q115
Loans:
Commercial	$4,347,068	$4,205,736	$3,808,551	$141,332	$538,517
Asset-based	212,669	219,244	—	(6,575)	212,669
Factoring	88,534	90,686	—	(2,152)	88,534
Commercial credit card	146,031	125,361	129,972	20,670	16,059
Real estate – construction	497,504	416,568	256,277	80,936	241,227
Real estate – commercial	2,767,233	2,662,772	1,943,057	104,461	824,176
Real estate – residential	485,722	492,227	330,234	(6,505)	155,488
Real estate – HELOC	724,303	729,963	630,850	(5,660)	93,453
Consumer credit card	270,558	291,570	284,694	(21,012)	(14,136)
Consumer other	116,971	154,777	75,856	(37,806)	41,115
Leases	43,038	41,857	38,817	1,181	4,221

Total loans	$9,699,631	$9,430,761	$7,498,308	$268,870	$2,201,323

•	Average total assets for the first quarter 2016 were $19.3 billion compared to $16.8 billion for the same period in 2015, an increase of $2.5 billion, or 14.9 percent.

•	Actual loans stood at $9.7 billion at March 31, 2016, an increase of $268.9 million, or 2.9 percent, on a linked quarter basis, and $2.2 billion, or 29.4 percent, compared to first quarter 2015.

•	Actual loans originated through legacy UMB channels increased $1.2 billion, or 16.0 percent year-over-year primarily driven by a $485.7 million increase in commercial real estate loans and a $436.5 million increase in commercial loans.

•	At March 31, 2016, loans acquired and originated through legacy Marquette channels totaled $997.9 million, comprised of $338.5 million in commercial real estate loans, $212.7 million in asset-based loans, $121.1 million in construction real estate loans, $95.7 million in residential real estate loans, $88.5 million in factoring loans, and $102.0 million in commercial loans.

Summary of securities			UMB Financial Corporation
(unaudited, dollars in thousands)
				Dollar Change
	March 31, 2016	December 31, 2015	March 31, 2015	Q116 vs. Q415	Q116 vs. Q115
Securities available for sale:
U.S. Treasury	$354.261	$349,779	$428,311	$4,482	$(74,050)
U.S. Agencies	593,769	666,389	856,881	(72,620)	(263,112)
Mortgage-backed	3,668,538	3,572,446	3,343,521	96,092	325,017
State and political subdivisions	2,186,602	2,138,413	2,049,487	48,189	137,115
Corporates	80,142	79,922	108,801	220	(28,659)

Total securities available for sale	6,883,312	6,806,949	6,787,001	76,363	96,311
Securities held to maturity
State and political subdivisions	804,652	667,106	346,885	137,546	457,767
Trading Securities	26,779	29,617	29,380	(2,838)	(2,601)
Other securities	64,591	65,198	67,200	(607)	(2,609)

Total securities	$7,779,334	$7,568,870	$7,230,466	$210,464	$548,868

•	The growth in the company’s held to maturity securities portfolio is attributed to increased activity in private placement bonds, primarily used to refinance existing revenue bonds in the healthcare and education sectors.

Summary of deposits				UMB Financial Corporation
(unaudited, dollars in thousands)
				Dollar Change
	March 31, 2016	December 31, 2015	March 31, 2015	Q116 vs. Q415	Q116 vs. Q115
Deposits:
Noninterest-bearing demand	$6,202,026	$6,306,895	$5,617,788	$(104,869)	$584,238
Interest-bearing demand and savings	8,178,712	7,529,972	6,668,991	648,740	1,509,721
Time deposits under $250,000	727,709	771,973	620,644	(44,264)	107,065
Time deposits of $250,000 or more	309,926	483,912	248,865	(173,986)	61,061

Total deposits	$15,418,373	$15,092,752	$13,156,288	$325,621	$2,262,085

•	At March 31, 2016, noninterest-bearing demand deposits were 40.2 percent of total deposits.

•	Deposit balances from the legacy Marquette channels totaled $744.1 million at March 31, 2016.

Capital information		UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2016	December 31, 2015	March 31, 2015
Total equity	$1,947,959	$1,893,694	$1,682,376
Book value per common share	39.38	38.34	36.76
Regulatory capital:
Common equity Tier 1 capital	$1,675,854	$1,664,815	$1,444,625
Tier 1 capital	1,675,854	1,681,222	1,444,625
Total capital	1,825,867	1,814,705	1,524,206
Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.80%	11.74%	12.91%
Tier 1 risk-based capital ratio	11.80	11.86	12.91
Total risk-based capital ratio	12.85	12.80	13.62
Tier 1 leverage ratio	8.78	9.08	8.69

•	The year-over-year increase in total equity is primarily attributable to the common stock issuance associated with the acquisition of Marquette of $179.7 million at May 31, 2015.

Credit quality				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Net charge-offs – Commercial loans	$2,586	$178	$636	$2,999	$(398)
Net charge-offs – Real estate loans	1,301	(50)	(65)	(9)	17
Net charge-offs – Consumer credit card loans	1,781	1,628	1,524	1,627	1,974
Net charge-offs – Consumer other loans	77	130	97	141	68
Net charge-offs – Total loans	5,745	1,886	2,192	4,758	1,661
Net loan charge-offs as a percentage of total average loans	0.24%	0.08%	0.10%	0.24%	0.09%
Loans over 90 days past due	$3,334	$7,324	$2,552	$7,645	$5,170
Loans over 90 days past due as a percentage of total loans	0.03%	0.08%	0.03%	0.09%	0.07%
Nonaccrual and restructured loans	$54,933	$61,152	$49,955	$37,649	$29,187
Nonaccrual and restructured loans as a percentage of total loans	0.57%	0.65%	0.55%	0.42%	0.39%

•	Nonperforming loans, defined as nonaccrual and restructured loans, decreased $6.2 million from the linked quarter and increased $25.7 million from the same quarter in 2015.

Efficiency Initiatives

In 2015, the company announced efficiency initiatives with cost savings expected to be recognized as follows: $6.8 million in 2015, $22.6 million in 2016, and annualized savings of $32.9 million in 2017 and beyond. As an update, the company recognized $9.5 million of these cost savings in 2015, and $4.9 million in the first quarter 2016, and expects to recognize an additional $15.9 million in the remainder of 2016 and annualized savings of $32.9 million beginning in 2017.

Conference Call

The company plans to host a conference call to discuss its first quarter 2016 earnings results on April 27, 2016 at 8:30 a.m. (CT). Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 1Q 2016 Conference Call

A replay of the conference call may be heard through May 12, 2016, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10083904. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information using net operating income, operating earnings per share (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures—net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense and operating efficiency ratio—and the comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the after-tax impact of excluding the following: (i) fair value adjustments to contingent consideration for the acquisitions of Prairie Capital Management, LLC and Reams Asset Management Company, (ii) expenses related to the acquisition of Marquette, and (iii) non-acquisition severance expense. Operating EPS (basic and diluted) is calculated as net operating income, divided by the company’s average number of shares outstanding (basic and diluted) for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described in clauses i-iii above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, less amortization of other intangibles, divided by the company’s tax equivalent net interest income plus noninterest income less gains on sales of securities available for sale.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about expected cost savings and other results of efficiency initiatives and our statements about asset sensitivity. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,”

“should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2015, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income non-GAAP reconciliation:
(unaudited, dollars in thousands, except per share data)
	Three Months Ended
	March 31,
	2016	2015
Net income (GAAP)	$36,245	$33,765
Adjustments (net of tax):
Fair value adjustments on contingent consideration (i)	43	(1,449)
Acquisition expenses (ii)	1,948	490
Non-acquisition severance expense (iii)	335	226

Total Non-GAAP adjustments (net of tax)	2,326	(733)

Net operating income (Non-GAAP)	$38,571	$33,032

GAAP
Earnings per share - basic	$0.74	$0.75
Earnings per share - diluted	0.74	0.74
Return on average assets	0.75%	0.81%
Return on average equity	7.51%	8.18%
Non-GAAP
Operating earnings per share - basic	$0.79	$0.73
Operating earnings per share - diluted	0.79	0.73
Operating return on average assets	0.80%	0.80%
Operating return on average equity	7.99%	8.00%

Operating noninterest expense and operating efficiency ratio non-GAAP reconciliation

(unaudited, dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Noninterest expense (GAAP)	$180,744	$164,413
Adjustments (pre-tax):
Fair value adjustments on contingent consideration (i)	67	(2,264)
Acquisition expenses (ii)	3,043	766
Non-acquisition severance expense (iii)	524	353

Total Non-GAAP adjustments (pre-tax)	3,634	(1,145)

Operating noninterest expense	177,110	165,558

Noninterest expense	180,744	164,413
Less: Amortization of other intangibles	3,226	2,755

Noninterest expense, net of amortization of other intangibles (numerator A)	177,518	161,658

Operating noninterest expense (Non-GAAP)	177,110	165,558
Less: Amortization of other intangibles	3,226	2,755

Operating expense, net of amortization of other intangibles (numerator B)	173,884	162,803

Net interest income (tax equivalent) (iv)	124,744	95,750
Noninterest income	116,350	125,207
Less: Gains on sales of securities available for sale, net	2,933	7,336

Total (denominator A)	$238,161	$213,621

Efficiency ratio (numerator A/denominator A)	74.54%	75.68%
Operating efficiency ratio (numerator B/denominator A)	73.01%	76.21%

(i)	Represents fair value adjustments to contingent consideration for the acquisitions of Prairie Capital Management, LLC and Reams Asset Management Company.
(ii)	Represents expenses related to the acquisition of Marquette Financial Companies (Marquette).
(iii)	Represents non-acquisition severance expense related to UMB-legacy employees. Severance expense for Marquette-legacy employees is included in item (ii).
(iv)	Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $6.9 million and $5.4 million for the three months ended March 31, 2016 and 2015, respectively.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2016	2015
Assets
Loans	$9,699,631	$7,498,308
Allowance for loan losses	(80,398)	(77,479)

Net loans	9,619,233	7,420,829

Loans held for sale	4,830	3,141
Investment securities:
Available for sale	6,883,312	6,787,001
Held to maturity	804,652	346,885
Trading securities	26,779	29,380
Other securities	64,591	67,200

Total investment securities	7,779,334	7,230,466

Federal funds and resell agreements	170,824	24,379
Interest-bearing due from banks	401,961	769,321
Cash and due from banks	325,446	449,315
Premises and equipment, net	279,079	263,542
Accrued income	90,002	80,083
Goodwill	228,396	209,758
Other intangibles, net	43,556	41,236
Other assets	360,252	238,053

Total assets	$19,302,913	$16,730,123

Liabilities
Deposits:
Noninterest-bearing demand	$6,202,026	$5,617,788
Interest-bearing demand and savings	8,178,712	6,668,991
Time deposits under $250,000	727,709	620,644
Time deposits of $250,000 or more	309,926	248,865

Total deposits	15,418,373	13,156,288

Federal funds and repurchase agreements	1,681,723	1,719,080
Short-term debt	5,006	—
Long-term debt	85,238	7,600
Accrued expenses and taxes	116,408	135,758
Other liabilities	48,206	29,021

Total liabilities	17,354,954	15,047,747

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,017,420	892,658
Retained earnings	1,058,131	986,923
Accumulated other comprehensive income	32,468	26,810
Treasury stock	(215,117)	(279,072)

Total shareholders’ equity	1,947,959	1,682,376

Total liabilities and shareholders’ equity	$19,302,913	$16,730,123

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2016	2015
Interest Income
Loans	$90,544	$64,232
Securities:
Taxable Interest	19,357	18,808
Tax-exempt interest	12,735	9,915

Total securities income	32,092	28,723
Federal funds and resell agreements	507	51
Interest-bearing due from banks	891	852
Trading securities	52	95

Total interest income	124,086	93,953

Interest Expense
Deposits	4,055	3,048
Federal funds and repurchase agreements	1,230	492
Other	909	55

Total interest expense	6,194	3,595

Net interest income	117,892	90,358
Provision for loan losses	5,000	3,000

Net interest income after provision for loan losses	112,892	87,358

Noninterest Income
Trust and securities processing	59,485	67,299
Trading and investment banking	4,630	6,122
Service charges on deposits	21,461	21,541
Insurance fees and commissions	1,497	570
Brokerage fees	4,185	2,854
Bankcard fees	18,016	16,183
Gains on sales of securities available for sale, net	2,933	7,336
Equity losses on alternative investments	(381)	(842)
Other	4,524	4,144

Total noninterest income	116,350	125,207

Noninterest Expense
Salaries and employee benefits	107,150	98,537
Occupancy, net	10,972	10,010
Equipment	16,282	14,172
Supplies and services	4,949	4,325
Marketing and business development	4,441	4,618
Processing fees	11,462	12,783
Legal and consulting	4,799	4,378
Bankcard	5,815	4,768
Amortization of other intangible assets	3,226	2,755
Regulatory fees	3,429	2,756
Other	8,219	5,311

Total noninterest expense	180,744	164,413

Income before income taxes	48,498	48,152

Income tax provision	12,253	14,387

Net income	$36,245	$33,765

Per Share Data
Net income- basic	$0.74	$0.75
Net income- diluted	0.74	0.74
Dividends	0.245	0.235
Weighted average shares outstanding – basic	48,756,433	45,000,831
Weighted average shares outstanding – diluted	49,090,232	45,437,654

Statements of Consolidated Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2016	2015
Net Income	$36,245	$33,765
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	65,312	32,676
Less: Reclassifications adjustment for gains included in net income	(2,933)	(7,336)

Change in unrealized gains during the period	62,379	25,340
Change in unrealized losses on derivatives	(4,140)	—
Income tax expense	(22,053)	(9,536)

Other comprehensive income	36,186	15,804

Comprehensive income	$72,431	$49,569

Consolidated Statements of Shareholders’ Equity					UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total
Balance - January 1, 2015	$55,057	$894,602	$963,911	$11,006	$(280,818)	$1,643,758
Total comprehensive income	—	—	33,765	15,804	—	49,569
Cash dividends ($0.235 per share)	—	—	(10,753)	—	—	(10,753)
Purchase of treasury stock	—	—	—	—	(5,309)	(5,309)
Issuance of equity awards	—	(5,848)	—	—	6,308	460
Recognition of equity based compensation	—	2,609	—	—	—	2,609
Net tax benefit related to equity compensation plans	—	585	—	—	—	585
Sale of treasury stock	—	141	—	—	94	235
Exercise of stock options	—	569	—	—	653	1,222

Balance – March 31, 2015	$55,057	$892,658	$986,923	$26,810	$(279,072)	$1,682,376

Balance - January 1, 2016	$55,057	$1,019,889	$1,033,990	$(3,718)	$(211,524)	$1,893,694
Total comprehensive income	—	—	36,245	36,186	—	72,431
Cash dividends ($0.245 per share)	—	—	(12,104)	—	—	(12,104)
Purchase of treasury stock	—	—	—	—	(12,880)	(12,880)
Issuance of equity awards	—	(6,199)	—	—	6,628	429
Recognition of equity based compensation	—	2,347	—	—	—	2,347
Net tax deficiency related to equity compensation plans	—	(34)	—	—	—	(34)
Sale of treasury stock	—	123	—	—	140	263
Exercise of stock options	—	1,294	—	—	2,519	3,813

Balance – March 31, 2016	$55,057	$1,017,420	$1,058,131	$32,468	$(215,117)	$1,947,959

Average Balances / Yields and Rates			UMB Financial Corporation
(tax - equivalent basis) (unaudited, dollars in thousands)

	Three Months Ended March 31,
	2016		2015
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$9,550,291	3.81%	$7,470,101	3.49%
Securities:
Taxable	4,826,822	1.61	4,868,560	1.57
Tax-exempt	2,805,514	2.81	2,254,237	2.75

Total securities	7,632,336	2.05	7,122,797	1.94
Federal funds and resell agreements	146,791	1.39	34,340	0.60
Interest-bearing due from banks	648,635	0.55	1,107,862	0.31
Trading securities	26,358	1.01	30,221	1.84

Total earning assets	18,004,411	2.93	15,765,321	2.56
Allowance for loan losses	(80,820)		(76,574)
Other assets	1,411,260		1,143,208

Total assets	$19,334,851		$16,831,955

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$9,429,744	0.17%	$7,602,258	0.16%
Federal funds and repurchase agreements	1,696,555	0.29	1,710,908	0.12
Borrowed funds	92,558	3.95	8,331	2.68

Total interest-bearing liabilities	11,218,887	0.22	9,321,497	0.16
Noninterest-bearing demand deposits	6,014,820		5,660,893
Other liabilities	159,883		174,804
Shareholders’ equity	1,941,261		1,674,761

Total liabilities and shareholders’ equity	$19,334,851		$16,831,955

Net interest spread		2.71%		2.40%
Net interest margin		2.79		2.46

Business Segment Information			UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended March 31, 2016
	Bank	Institutional Investment Management	Asset Servicing	Total
Net interest income	$115,271	$—	$2,621	$117,892
Provision for loan losses	5,000	—	—	5,000
Noninterest income	75,441	18,416	22,493	116,350
Noninterest expense	143,361	17,233	20,150	180,744

Income before taxes	42,351	1,183	4,964	48,498
Income tax expense	10,706	289	1,258	12,253

Net income	$31,645	$894	$3,706	$36,245

Average assets	$17,885,000	$63,000	$1,387,000	$19,335,000

	Three Months Ended March 31, 2015
	Bank	Institutional Investment Management	Asset Servicing	Total
Net interest income	$89,360	$1	$997	$90,358
Provision for loan losses	3,000	—	—	3,000
Noninterest income	74,689	27,084	23,434	125,207
Noninterest expense	125,178	17,961	21,274	164,413

Income before taxes	35,871	9,124	3,157	48,152
Income tax expense	10,715	2,750	922	14,387

Net income	$25,156	$6,374	$2,235	$33,765

Average assets	$15,814,000	$75,000	$943,000	$16,832,000